Exhibit 11(a)


CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in Post-Effective Amendment No.
10 to the Registration Statement on Form N-1A (1933 Act
File No. 33-50390) of Wilshire Target Funds, Inc. (the
"Fund"), of our report dated October 14, 1996 on our audit of the financial statements and financial highlights of the Fund, which report is included in the Annual Report to Shareholders for the year ended August 31, 1996 which is incorporated by reference in the Registration Statement.

We also consent to the reference to our firm under the captions "Condensed Financial Information" in the Prospectuses and "Custodian, Transfer and Dividend
Disbursing Agent, Counsel and Independent Accountants" in the Statements of Additional Information of the Registration
Statement.


				COOPERS & LYBRAND L.L.P.
Boston, Massachusetts	Coopers & Lybrand L.L.P.
October 25, 1996